Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Tyndall as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign (i) one or more Registration Statements including on Form S-8 (and any and all amendments thereto, including post-effective amendments) of Mallinckrodt plc (the “Company”) relating to the Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan and (ii) one or more Registration Statements including on Form S-8 (and any and all amendments thereto, including post-effective amendments) of the Company or one or more post-effective amendments on Form S-8 to the Company’s Registration Statement on Form S-4 (File No. 333-286694), in each case relating to the Endo, Inc. 2024 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date set forth below.

Signature	Title	Date

/s/ Sigurdur Olafsson	President, Chief Executive Officer and Director	August 6, 2025
Sigurdur Olafsson	(Principal Executive Officer)

/s/ Bryan Reasons	Executive Vice President and Chief Financial Officer	August 6, 2025
Bryan Reasons	(Principal Financial and Accounting Officer)

/s/ Paul Efron	Chair of the Board, Director	August 6, 2025
Paul Efron

/s/ Paul M. Bisaro	Director	August 6, 2025
Paul M. Bisaro

/s/ Leslie Donato	Director	August 6, 2025
Leslie Donato

/s/ Katina Dorton	Director	August 6, 2025
Katina Dorton

/s/ Scott Hirsch	Director	August 6, 2025
Scott Hirsch

/s/ Sophia Langlois	Director	August 6, 2025
Sophia Langlois

/s/ Marc Yoskowitz	Director	August 6, 2025
Marc Yoskowitz

/s/ Jonathan Zinman	Director	August 6, 2025
Jonathan Zinman